Exhibit 99.1

Z Squared, Inc. to Acquire Majority Interest in Paradox Data and Its Union County Campus, a Next-Generation Data Center Development Targeting Up to 150 MW of Firm Power

FT. LAUDERDALE — June 25, 2026 — Z Squared, Inc. (Nasdaq: ZSQR) (the “Company”), a digital infrastructure company expanding into AI infrastructure, today announced that it has entered into a binding letter of intent to acquire majority membership interest in Paradox Data LLC (“Paradox Data” or “Paradox”), a digital infrastructure company specializing in high-density, immersion-cooled compute for data-intensive workloads. Paradox’s flagship development asset is the Union County Campus in El Dorado, Arkansas, a large-scale, next-generation data center site.

“Energized power and high-density immersion cooling are two of the scarcest and most valuable assets in AI infrastructure today, and this transaction would add both, anchored by a campus engineered for firm, large-scale power,” said David Halabu, Chief Executive Officer of Z Squared. “Paradox represents exactly the kind of asset that advances our strategy . As we build this company site by site, Paradox is a prime representation of the opportunities we are seeking.”

The Company believes that the potential acquisition represents a significant step in the Company’s expansion into AI infrastructure, adding energized power, developable land, and differentiated immersion cooling technology at a time when grid access, interconnection, and power availability have become critical constraints for AI and high-performance compute deployments. Immersion and liquid cooling systems are increasingly central to high-density AI and HPC environments, enabling higher rack densities and improved energy efficiency for next-generation compute.

Transaction Overview

The transaction is structured entirely in newly designated Series D Convertible Preferred Stock, with no cash consideration and no debt financing. Total consideration consists of Series D Convertible Preferred Stock with a $5 million aggregate initial liquidation preference, issued to the sellers pro rata in accordance with their respective ownership of the interests sold. Paradox will continue as a going concern with Z Squared as its majority member.

Under the binding letter of intent, the assets and rights to be vested in Paradox at closing include its technology, data, and intellectual property; an approximately ten-acre land parcel under a binding purchase contract; and approximately eight megawatts (“MW”) of fully operational, energized power capacity. The binding letter of intent further establishes a post-closing milestone structure under which the Company intends to pursue acceptance of an interconnection request for up to 50 MW of utility power.

The transaction is subject to the negotiation and execution of definitive documentation, completion of due diligence, receipt of required consents and approvals, and other customary closing conditions, including any stockholder approval required under applicable Nasdaq rules. There can be no assurance that the transaction will close on the terms described or at all.

The Union County Campus

The Union County Campus in El Dorado, Arkansas is the Company’s next development target: a large-scale, next-generation data center site that pairs an on-grid utility connection with on-site, behind-the-meter power generation. The site today has an 8 MW live on-grid utility connection, and the Company intends to develop a behind-the-meter generation campus designed to deliver up to 150 MW of continuous, industrial-grade firm power. Spanning up to 170 acres, the site is M-1 zoned and permitted, and sits within a pro-development jurisdiction where much of the infrastructure required to execute is already in place.

The Company intends to deploy a hybrid strategy by combining the on-grid utility connection with natural gas generation using industrial turbines to deliver firm, non-intermittent power directly to the compute load. Fuel delivery is anchored by two pipelines with a combined capacity of 40,000 dekatherms per day through Energy Gas Transfer transmission infrastructure, sufficient to support in excess of 150 MW of on-site power generation.

Key attributes of the site include:

●	Confirmed utility service from Entergy Arkansas and Energy Gas Transfer Utilities.

●	Direct Union Pacific rail access anchoring the site’s physical logistics profile.

●	A completed fiber buildout delivering dedicated fiber of up to 400 Gbps, with AT&T Fiber, Lumen, and Optimum providing redundant, carrier-diverse connectivity for the low-latency, high-throughput demands of AI compute operations.

●	Eligibility for a combination of economic incentives, including Arkansas Enterprise Zone designations tied to job creation and capital investment.

Development of the campus to its full capacity is a forward-looking objective dependent on, among other things, completion of the transaction, permitting, equipment procurement, capital deployment, and execution; there can be no assurance as to the timing or amount of generation capacity that will be brought online.

About Z Squared

Z Squared, Inc. (Nasdaq: ZSQR) is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company's strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared listed on the Nasdaq Global Market in April 2026.

For more information, visit www.zsquaredinc.com.

Investor Relations Contact: ZSQR@mzgroup.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding the proposed acquisition of a majority membership interest in Paradox Data and the anticipated benefits thereof; the structure, terms, and consideration of the proposed transaction, including the Series D Convertible Preferred Stock; the assets and rights expected to be vested in Paradox Data at closing; the anticipated availability and amount of energized power and interconnection capacity, including the contemplated interconnection request for up to 50 MW of utility power; the development of the Union County Campus and its anticipated power generation capacity of up to 150 MW of firm power; the Company’s “acquire-and-convert” strategy and its expansion into AI infrastructure, data center development, and power generation; and the Company’s plans, objectives, and expectations for future operations. These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

These risks and uncertainties include, among others: the risk that the proposed transaction may not be completed on the terms described, or at all, including the risk that the parties may not negotiate and execute definitive documentation, that due diligence may not be completed satisfactorily, or that required consents, approvals, or stockholder approval under applicable Nasdaq rules may not be obtained; the risk that the assets, power capacity, interconnection rights, zoning, permitting, fiber, rail access, fuel transportation capacity, and economic incentives described herein may differ from the Company’s current expectations or may not be available on the anticipated timing or terms, or at all; the substantial capital, permitting, equipment procurement, and execution requirements associated with developing the Union County Campus and bringing generation capacity online; the Company’s limited operating history in AI infrastructure, data center development, and power generation, none of which currently generates revenue for the Company; the Company’s current dependence on Dogecoin and Litecoin mining and the volatility of digital asset prices, including the risk that mining operations are uneconomic at prevailing prices; the Company’s ability to continue as a going concern and to access capital on acceptable terms; risks relating to the Company’s outstanding and to-be-issued preferred stock and the dilutive effect of conversion; risks associated with the digital asset mining and computing infrastructure industries, including competition, cyclicality, technological change, and concentration; the regulatory environment applicable to cryptocurrency mining, computing infrastructure, and power generation in the United States; the Company’s ability to maintain the listing of its Common Stock on the Nasdaq Global Market; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-4 (File No. 333-288329), Registration Statement on Form S-1 (File No. 333-284230), its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Forward-looking statements speak only as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

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